Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Diageo plc (No. 333-224340) and Form S-8 of Diageo plc (No. 333-223071, 333-153481, 333-154338, 333-162490, 333-169934, 333-182315, 333-206290) of our report dated 7 August 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 6-K.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

7 August 2020